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                                                   Tanner + Co.
                                                   CERTIFIED PUBLIC ACCOUNTANTS
                                                   675 East 500 South, Suite 640
                                                   Salt Lake City, Utah 84102
                                                   Telephone (801) 532-74444
                                                   Fax (801) 532-4911



                        CONSENT AND REPORT OF INDEPENDENT
                           CERTIFIED PUBLIC ACCOUNTANT

   We hereby consent to the use in this Registration Statement of our report dated August 1, 1996, except for notes 1, 2, 3, and 7, which are dated October 14, 1996 relating to the financial statements of Commodore Separation Technologies, Inc. (a development stage company), and to the reference to our Firm under the caption "Experts" in the prospectus.

                                          TANNER + CO.
Salt Lake City, Utah
November 4, 1996